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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.

  White Eagle Assurance Company (Incorporated in Vermont)
  Helmerich & Payne International Drilling Co. (Incorporated in Delaware)

  Subsidiaries of Helmerich & Payne International Drilling Co.

    Helmerich & Payne (Africa) Drilling Co. (Incorporated in Cayman Islands, British West Indies)
    Helmerich & Payne (Colombia) Drilling Co. (Incorporated in Oklahoma)
    Helmerich & Payne (Gabon) Drilling Co. (Incorporated in Cayman Islands, British West Indies)
    Helmerich & Payne (Argentina) Drilling Co. (Incorporated in Oklahoma)
    Helmerich & Payne (Boulder) Drilling Co. (Incorporated in Oklahoma)

      Subsidiary of Helmerich & Payne (Boulder) Drilling Co.

        Helmerich and Payne Mexico Drilling, S. De R.L. de C.V. (Incorporated in Mexico)

    Helmerich & Payne del Ecuador, Inc. (Incorporated in Oklahoma)
    Helmerich & Payne de Venezuela, C.A. (Incorporated in Venezuela)
    Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)
    H&P Finco (Incorporated in Cayman Islands, British West Indies)
    H&P Invest Ltd. (Incorporated in Cayman Islands, British West Indies)
    TerraVici Drilling Solutions, Inc. (Incorporated in Delaware)

    The Space Center, Inc. (Incorporated in Oklahoma)
    Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)
    Utica Resources Co. (Incorporated in Oklahoma)
    Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)

      Subsidiaries of Utica Square Shopping Center, Inc.

        Fishercorp, Inc. (Incorporated in Oklahoma)

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
Helmerich & Payne, Inc.